UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☒	Definitive information statement

Advanced Medical Isotope Corporation
(Name of Registrant as Specified in Its Charter)

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Advanced Medical Isotope Corporation
6208 W. Okanogan Avenue, Kennewick, WA 99336
Telephone:  (509) 736-4000

NOTICE OF ACTION BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS
AND
INFORMATION STATEMENT

April 27, 2011

To Our Stockholders:

This Notice of Action by Written Consent of the Majority Stockholders and Information Statement (this “Information Statement”) is being mailed on or about April 27, 2011 to the stockholders of record of Advanced Medical Isotope Corporation, a Delaware corporation (“we” or the “Company”) at the close of business on April 14, 2011 (the “Record Date”), in order to inform you of the corporate action described herein before it takes effect, in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and pursuant to section 228(e) of the Delaware General Corporation Law (the “DGCL”).

Notice is hereby given that the holders of a majority of the outstanding shares of common stock, par value $0.001 per share (“Common Stock”) of the Company have acted by written consent to approve an amendment to the Company’s Certificate of Incorporation that would increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares and would authorize 20,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), with the Board of Directors having the authority to establish one or more series of Preferred Stock and to determine the designations, preferences and rights of each series of Preferred Stock.

In accordance with applicable SEC rules, this corporate action will be taken on or shortly after May 17, 2011, which is 20 days after this Information Statement is mailed to stockholders of record. This Information Statement also constitutes the notice that is required by section 228(e) of the DGCL to be sent to stockholders when stockholder action is taken without a meeting by less than unanimous written consent.  Only stockholders of record at the close of business on the Record Date are being given this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are not asking you for a proxy.  Please do not send us a proxy.  This Information Statement is being sent to you for informational purposes only and in order to comply with applicable SEC rules and applicable provisions of the DGCL. No action is requested or required on your part.

By Order of the Board of Directors

James C. Katzaroff

Chief Executive Officer and Chairman

CORPORATE ACTION TO BE TAKEN

The following corporate action is to be taken by the Company pursuant to the approval of the Board of Directors and the written consent of the holders of a majority of the outstanding shares of Common Stock:

The amendment of Article IV of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares, and to authorize 20,000,000 shares of Preferred Stock, with the Board of Directors having the authority to establish one or more series of Preferred Stock and to determine the designations, preferences and rights of each series of Preferred Stock.

The text of the amendment to Article IV is set forth in the Certificate of Amendment to the Certificate of Incorporation that is included as Appendix A to this Information Statement.  The foregoing action was approved by the holders of a majority of the Company’s outstanding shares of Common Stock on the Record Date and will be effected on or shortly after twenty (20) days following the mailing of this Information Statement to the stockholders of record.  This Information Statement is first being mailed to stockholders on or about April 27, 2011.  See Proposal No. 1 below for additional information regarding this corporate action.

Only stockholders of record at the close of business on the Record Date are entitled to notice of the action to be taken. There will be no vote on the matters by the stockholders of the Company because the proposed action will be accomplished by the written consent of the holders of the majority of the outstanding voting common stock of the Company as permitted by section 228 of the DGCL. No other votes are required or necessary. This Information Statement serves as notice to our stockholders under section 228(e) of the DGCL of the written consent of the holders of a majority of the outstanding Common Stock approving the amendment to the Certificate of Incorporation.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The Board of Directors has fixed the close of business on April 14, 2011 as the Record Date for the determination of the holders of Common Stock entitled to vote upon and receive notice of the proposed action taken by written stockholder consent. On the Record Date, the Company had 68,884,150 outstanding shares of Common Stock which were held of record by approximately 185 stockholders. The Company had no other class of capital stock with shares outstanding on the Record Date.  James C. Katzaroff, Carlton Cadwell and Bruce Ratchford, collectively, were the beneficial owners of 37,234,823 outstanding shares of Common Stock on the Record Date, constituting approximately 54.1% of the outstanding Common Stock and, therefore, a majority of the outstanding shares of Common Stock, and by written consent on April 15, 2011 they approved the taking of the corporate action described above. That consent is sufficient, without any further action, to provide the necessary stockholder approval of the action.

DISSENTER’S RIGHTS OF APPRAISAL

The DGCL does not provide for dissenter’s rights of appraisal in connection with the corporate action to be taken.

COST OF INFORMATION STATEMENT

The Company is conducting the mailing of this Information Statement and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Common Stock.

DELIVERY OF INFORMATION STATEMENT TO A SHARED ADDRESS

If you and one or more other stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to L. Bruce Jolliff, Chief Financial Officer, Advanced Medical Isotope Corporation, 6208 W. Okanogan Avenue, Kennewick, WA 99336, and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or if they prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to them. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts” and “potential” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, and examples of forward-looking statements include any guidance or expectations regarding earnings, revenue or other results of operations or financial results; any statements of the plans, strategies, objectives and beliefs of management of the Company; any statements concerning proposed new products, technologies or services; any statements regarding possible future transactions; any statements regarding future economic conditions; and any statements of assumptions underlying any of the foregoing.

These forward-looking statements are subject to the safe harbor created by section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including any of the risks set forth in the Risk Factors section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2011, or our future filings with the SEC. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Information Statement. You should read this Information Statement completely and with the understanding that our actual future results may be materially different from what we expect.

PROPOSAL NO. 1: APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO AUTHORIZE PREFERRED STOCK

Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of Common Stock and up to 100,000 shares of Preferred Stock. All of the shares of authorized Preferred Stock were previously issued and converted into Common Stock. Therefore, the Company has no shares of authorized Preferred Stock available for issuance and no outstanding shares of Preferred Stock.

The Board of Directors has approved and recommended for stockholder approval, and the holders of a majority of the outstanding shares of Common Stock as of the Record Date have approved, an amendment to Article IV of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares, and to authorize 20,000,000 shares of Preferred Stock, with the Board of Directors having the authority to establish one or more series of Preferred Stock and to determine the designations, preferences and rights of each series of Preferred Stock. The text of the amendment to Article IV is set forth in the Certificate of Amendment to the Certificate of Incorporation that is included as Appendix A to this Information Statement. The increased capital stock will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders, except as required under applicable law or under the rules of a stock exchange or market on which the Company’s securities may then be listed or authorized for quotation.

Procedure for the Approval of the Amendment to the Company’s Certificate of Incorporation

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may take action in lieu of a meeting of the stockholders of the Company. According to section 242 of the DGCL, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Certificate of Incorporation.

Required Approvals Obtained

The Board of Directors, by resolutions adopted on April 12, 2011, approved the proposed amendment to the Company’s Certificate of Incorporation and determined that the amendment was in the best interests of the Company and its stockholders. The Board of Directors consists of James C. Katzaroff, Carlton Cadwell and Bruce Ratchford.  On the Record Date, the only outstanding shares of the Company’s capital stock entitled to vote on the proposed amendment were 68,884,150 shares of Common Stock, of which James C. Katzaroff, Carlton Cadwell and Bruce Ratchford (collectively, the “Majority Stockholders”) were the beneficial owners of 37,234,823 shares, constituting approximately 54.1% of the outstanding Common Stock. On April 15, 2011, the Majority Stockholders, by written consent in lieu of a meeting, approved the proposed amendment. However, the Certificate of Amendment will not be filed with the Delaware Secretary of State, and the proposed amendment therefore will not become effective, until at least 20 days after this Information Statement is mailed to stockholders of record as of the Record Date. No further consents, votes or proxies are or were necessary for the approval of the proposed amendment to the Certificate of Incorporation.

The effect of this proposal on the shares of Common Stock available for issuance by the Company as of April 14, 2011, is as follows:

Authorized Common Stock		100,000,000
Issued and outstanding Common Stock	68,884,150
Required reserve for conversion of outstanding convertible notes	5,588,223
Required reserve for exercises of outstanding warrants	5,000,000
Required reserve for exercises of outstanding options	4,590,000
Total Common Stock issued or required for issuance		84,062,373

Net shares available for issuance		15,937,627

Effect of proposal on Common Stock
Proposed increase of authorized Common Stock		100,000,000
Net shares of Common Stock available for issuance after giving effect to the proposal		115,937,627

The Company believes that the proposed amendment is in the best interests of the stockholders because the amendment increases the availability of additional authorized, but unissued, capital stock, in order to provide the Company with the ability to issue equity in financing transactions, in connection with future business combinations, as an incentive to employees, officers, directors and consultants, and for other proper corporate purposes.  The availability of Preferred Stock will provide the Board of Directors with the flexibility to determine the rights and preferences of a series of Preferred Stock that would satisfy the requirements of a particular transaction.  From time to time, the Company evaluates and engages in discussions relating to possible opportunities for raising additional capital or entering into other transactions that may involve the issuance of additional shares of capital stock, although the Company presently has no obligations to issue additional capital stock other than the issuance of Common Stock pursuant to the exercise of outstanding options and warrants and the conversion of outstanding convertible notes as summarized in the table above.

The increased authorized capital stock will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders, except as required under applicable law or under the rules of a stock exchange or market on which the Company’s securities may then be listed or authorized for quotation.  The number of shares to be issued in any particular transaction and the price and other terms on which such shares will be issued will be determined solely by the Board of Directors. Once a series of Preferred Stock is designated and issued, an amendment that related solely to the terms of an outstanding series of Preferred Stock may be approved by the holders of one or more series of Preferred Stock, and without a vote of the holders of Common Stock, unless otherwise required by law.

The Company’s stockholders do not have preemptive rights to subscribe to additional securities which may be issued, and current stockholders will not be entitled to maintain their proportionate ownership of the Company’s outstanding stock should additional shares be issued in the future. If the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

Under the proposed amendment, the Board of Directors would have the right to establish one or more series of Preferred Stock and to determine the designations, preferences and rights of each series of Preferred Stock, including rights relating to dividends, voting, liquidation, redemption, and conversion into shares of Common Stock.  The rights of the holders of Common Stock would be subject to, and may be materially and adversely affected by, the rights of the holders of any series of Preferred Stock that the Board of Directors may designate in the future. The designation or the issuance of one or more series of Preferred Stock in the future may adversely affect the trading price of our Common Stock.

In addition to the corporate purposes discussed above, the authorization of additional capital stock, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and our stockholders. The increased authorized capital stock may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of unsolicited takeover attempts, the increased capital may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital stock may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any unsolicited takeover attempts regarding the Company, and the Board of Directors did not propose the increase in the Company’s authorized capital stock with the intent that it be utilized as a type of anti-takeover device.  The Board of Directors does not presently intend to take any other corporate action that may have the effect of discouraging unsolicited takeover attempts.

The increase in the number of authorized shares will not affect the number of shares held by any current stockholder, the holding period or basis of any stockholder in such shares, or the federal income tax treatment of such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 14, 2011 with respect to beneficial ownership of our Common Stock by each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our directors and executive officers and by all of our directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (2)

James C. Katzaroff	7,257,002	10.5%

L. Bruce Jolliff	1,800,000	2.6%

Carlton Cadwell	30,882,800	41.3%

Bruce Ratchford	10,683,244	14.4%

All Directors and Executive Officers as a group (4 individuals)	50,623,046	61.5%

(1)	The address of each of the beneficial owners above is c/o Advanced Medical Isotope Corporation, 6208 W. Okanogan Avenue, Kennewick, WA 99336.
(2)
In determining beneficial ownership of our Common Stock as of a given date, the number of shares shown includes shares of Common Stock which may be acquired upon exercise of warrants or options or conversion of convertible securities within 60 days of that date.  In determining the percent of Common Stock owned by a person or group on April 14, 2011, (a) the numerator is the number of shares of the class beneficially owned by such person or group, including shares which may be acquired within 60 days upon exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of Common Stock outstanding on April 14, 2011, and (ii) the total number of shares that the person or group may acquire within 60 days upon exercise of warrants or options and conversion of convertible securities. Unless otherwise stated, each beneficial owner has sole power to vote and to dispose of the shares beneficially owned by him.  Beneficial ownership of Common Stock as of April 14, 2011 includes: (i)   350,000 shares issuable under options beneficially owned by James C. Katzaroff; (ii) 1,800,000 shares issuable under options beneficially owned by L. Bruce Jolliff; (iii)  5,300,000 shares issuable under options and warrants beneficially owned by Bruce Ratchford; (iv) 5,938,223 shares issuable under options and convertible notes beneficially owned by Carlton Cadwell; for a total of (v) 13,388,223 shares issuable under options, warrants, and convertible notes beneficially owned by all directors and executive officers as a group.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files reports and makes other required filings with the SEC containing additional information about the Company. The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 with the SEC on March 1, 2011.  The Company’s filings can be accessed on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

James C. Katzaroff

Chief Executive Officer and Chairman

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

ADVANCED MEDICAL ISOTOPE CORPORATION

Advanced Medical Isotope Corporation, a Delaware corporation (the “Corporation”), hereby certifies that:

1.	The name of the Corporation is Advanced Medical Isotope Corporation. The date of filing its original Certificate of Incorporation with the Secretary of State was January 7, 2000.

2.
The amendment to the Corporation’s Certificate of Incorporation set forth below (the “Amendment”) was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

3.	Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

ARTICLE IV

1.           Authorized Shares.  The Corporation is authorized to issue a total of 220,000,000 shares in two classes designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of Common Stock authorized to be issued is 200,000,000 shares, $0.001 par value per share.  The total number of shares of Preferred Stock authorized to be issued is 20,000,000 shares, $0.001 par value per share.

2.           Preferred Stock.  The Board of Directors of the Corporation is expressly authorized, at any time and from time to time and to the fullest extent permitted by the Delaware General Corporation Law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series, and to determine the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions, of each series, as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

3.           Voting.  Each holder of Common Stock is entitled to one vote per share on any matter submitted to a vote of the stockholders, except that holders of Common Stock, except as otherwise required by law, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of the affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon by law or pursuant to this Certificate of Incorporation, including any certificate of designation filed with respect to any series of Preferred Stock.

4.	The Board of Directors of the Corporation adopted the Amendment on April 12, 2011 and by resolution submitted the Amendment to the Corporation’s stockholders for their approval.

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5.	The Corporation’s stockholders adopted the Amendment on April 15, 2011 by written consent in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf this ___ day of ________, 2011.

ADVANCED MEDICAL ISOTOPE CORPORATION

By:
James C. Katzaroff
Chief Executive Officer and Chairman

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